Exhibit 99.3

Source: B. Riley Financial

B. Riley Financial to Acquire United Online for $11.00 per share,

Announces Equity Offering and Earnings Guidance

•	Total merger consideration of approximately $170 million

•	As separately announced, B. Riley Financial also launched a $20 million follow-on public offering of common stock; significant management and director participation in the public offering expected

•	B. Riley Financial expects Adjusted EBITDA of $9 - $13 million for YTD period through July 2016 (pre-United Online acquisition)

LOS ANGELES, CA – May 4, 2016 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified provider of financial and business advisory services, today announced that it has signed a definitive agreement and plan of merger to acquire United Online, Inc. (NASDAQ: UNTD), a leading provider of consumer services and products over the Internet, for $11.00 per share, or approximately $170 million in aggregate merger consideration. The consideration represents approximately $48 million in cash consideration from B. Riley Financial after taking into account the projected United Online cash balance at closing.

United Online’s Communications segment features the Internet access brands, NetZero and Juno, which offer a range of high-quality, low-priced dial-up and DSL Internet access services. In 2015, United Online’s Communications segment generated approximately $90 million in revenue and $29.1 million of adjusted EBITDA. Additionally, United Online’s Unallocated Corporate segment expenses resulted in an adjusted EBITDA loss in 2015 of $(14.7) million.

“The acquisition of United Online is consistent with our long-term strategy of expanding and diversifying our business through opportunistic acquisitions,” said Bryant Riley, Chairman and CEO of B. Riley Financial. “We have spent the last few years strategically assembling professionals which have created a truly diversified financial services offering. With Great American’s expertise in asset valuation and disposition services, B. Riley’s investment banking, capital markets and restructuring expertise, combined with our wealth and asset management services, we have put ourselves in the unique position to capitalize on investment opportunities like United Online.”

“Given our longstanding history with and knowledge of United Online’s business, we understand that United Online is in a mature market. While factoring this in, we believe this acquisition presents our shareholders with a compelling risk-adjusted financial return that capitalizes on United Online’s predictable cash flow. United Online’s long standing employee base has done a fantastic job of managing the business in a declining business environment to maximize cash flow. We look to continue to capitalize on their prudent management.”

Mr. Riley continued, “We are also providing guidance regarding Adjusted EBITDA of $9 to $13 million for the year-to-date period through July 2016. As our investors have come to understand, our financial performance from quarter to quarter can vary significantly due to the episodic nature of some of our underlying businesses. Several transactions this year are expected to conclude in June or July which impact the timing of our recognition of such revenues. As such, we have taken the unusual approach to give guidance for a period that extends through July.”

As separately announced, B. Riley Financial has launched today a $20 million follow-on public offering of common stock, with significant participation expected by senior management and members of the board of directors. In addition, the Company anticipates entering into a senior secured credit facility, collateralized by the assets of United Online to fund a portion of the merger consideration.

The merger is anticipated to close in the third quarter of 2016, pending satisfaction of customary closing conditions, including a favorable vote by stockholders of United Online.

About United Online®

United Online, Inc. (NASDAQ: UNTD), through its operating subsidiaries, is a leading provider of consumer services and products over the Internet. The company’s primary Communications service is Internet access. The Company’s Social Media segment provides social networking services and products. United Online is headquartered in Woodland Hills, CA, and operates through a global network of locations in the U.S., Germany, and India. For more information, visit www.unitedonline.net.

About B. Riley Financial, Inc.

B. Riley Financial, Inc. (NASDAQ: RILY) provides collaborative financial services and solutions through several subsidiaries, including: B. Riley & Co. LLC, a leading investment bank which provides corporate finance, research, and sales & trading to corporate, institutional and high net worth individual clients; Great American Group, LLC, a leading provider of advisory and valuation services, and asset disposition and auction solutions; B. Riley Capital Management, LLC, an SEC registered Investment Advisor, which includes B. Riley Asset Management, a provider of investment products to institutional and high net worth investors, and B. Riley Wealth Management (formerly MK Capital Advisors), a multi-family office practice and wealth management firm focused on the needs of ultra-high net worth individuals and families; and Great American Capital Partners, a provider of senior secured loans and second lien secured loan facilities to middle market public and private U.S. companies.

B. Riley Financial is headquartered in Los Angeles with offices in major financial markets throughout the United States and Europe. For more information on B. Riley Financial, visit www.brileyfin.com.

Forward-Looking Statements

This press release may contain forward-looking statements by B. Riley Financial that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Such forward looking statements include, but are not limited to, express or implied statements regarding the proposed acquisition and future financial performance, as well as statements regarding how management sees opportunities to grow and broaden the firm. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include our ability to complete the proposed acquisition, including obtaining the approval of UOL’s stockholders; the ability to achieve expected cost savings or other acquisition benefits, in each case within expected time frames or at all; our ability to successfully integrate recent acquisitions, loss of key personnel, our ability to manage growth, the potential loss of financial institution clients, the timing of completion of significant engagements, and those risks described from time to time in B. Riley Financial’s filings with the SEC, including, without limitation, the risks described in B. Riley Financial’s (f/k/a Great American Group, Inc.) Annual Report on Form 10-K for the year ended December 31, 2015 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial undertakes no duty to update this information.

Company Contact:

Scott Liolios or Matt Glover

Liolios Group, Inc.

949-574-3860

rily@liolios.com

United Online, Inc.

(Unaudited)

(dollars in thousands)

For Year Ended December 31, 2015	Communications Segment	Unallocated Corporate Segment	Total
Operating Income	$23,669	$(22,560)	$1,109

Depreciation & amortization	2,982	662	3,644
Stock based compensation	1,264	3,363	4,627
Restructuring and other exit costs	1,105	365	1,470
Litigation or dispute settlement charges	96	70	166
Transaction-related costs	—	3,379	3,379

Adjusted EBITDA	$29,116	$(14,721)	$14,395

B. Riley Financial, Inc. and Subsidiaries

Adjusted EBITDA Reconciliation

(Unaudited)

(dollars in thousands)

	Forecast for Period: Jan - July 2016
	Low	High
Operating Income	$8,150	$12,150

Depreciation & amortization	475	475
Stock based compensation	1,025	1,025
Restructuring and other exit costs	—	—
Litigation or dispute settlement charges	—	—
Transaction-related costs	500	500
Net-income attributable to non-controlling interests	(1,150)	(1,150)

Adjusted EBITDA	$9,000	$13,000

Note: Certain of the information set forth herein, including adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the company’s available capital resources, the operating performance of its business and its cash flow, excluding depreciation and amortization, stock-based compensation, restructuring and other exit costs, litigation or dispute settlement costs, transaction-related costs, and net income attributable to non-controlling interests that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the unaudited condensed consolidated financial statements portion of this release under the headings “Adjusted EBITDA and Proforma EBITDA Reconciliation.”